Exhibit 10.1

SECOND LIEN SECURITY AGREEMENT

THIS SECOND LIEN SECURITY AGREEMENT (this “Security Agreement”), is entered into as of June 14, 2013, among GENCORP INC., an Ohio corporation (the “Issuer”), the Material Domestic Subsidiaries (as defined herein) of the Issuer from time to time party hereto (individually a “Guarantor” and collectively the “Guarantors”; the Guarantors, together with the Issuer, individually an “Obligor” and collectively the “Obligors”) and U.S. BANK NATIONAL ASSOCIATION, in its capacity as Collateral Agent pursuant to the Indenture referred to below (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Issuer, the Guarantors, U.S. Bank National Association, in its capacity as Trustee and the Collateral Agent are parties to that certain Indenture, dated as of January 28, 2013 (as amended, modified, extended, renewed, restated, replaced or supplemented prior to the date hereof, the “Indenture”), pursuant to which the Issuer issued $460,000,000 aggregate principal of 7.125% Second Priority Senior Secured Notes due 2021  (together with any Additional Notes (as defined in the Indenture) issued under the Indenture, the “Notes”);

WHEREAS, pursuant to the Indenture, the Obligors are entering into this Security Agreement in order to grant to the Collateral Agent (for the ratable benefit of the Secured Parties (as defined herein)) a second priority security interest in the Collateral (as defined herein) to secure their respective obligations under the Indenture;

WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents (as defined in the Indenture), incur additional obligations (including Additional Notes issued under the Indenture) constituting Permitted Additional Pari Passu Obligations (as defined in the Indenture), that the Issuer desires to secure by the Collateral on a pari passu basis with the Notes;

WHEREAS, the Issuer is a member of an affiliated group of companies that includes each other Obligor;

WHEREAS, the Issuer and the other Obligors are engaged in related businesses, and each Obligor has derived and/or will derive substantial direct and indirect benefit from the issuance and sale of the Notes and the incurrence of any Permitted Additional Pari Passu Obligations;

WHEREAS, the proceeds of the Notes issued under the Indenture were placed into escrow pending the consummation  by the Issuer of its acquisition of United Technologies Corporation’s Pratt & Whitney Rocketdyne business and it is a condition precedent to the release of the proceeds of the Notes from such escrow in connection with the closing of such acquisition that the Obligors shall have executed and delivered this Security Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

WHEREAS, the relative rights, remedies and priorities of the Secured Parties and the First Lien Lenders (as define herein) in respect of the Collateral are governed by the Intercreditor Agreement, dated as of the date hereof, between the First Lien Agent (as defined herein) and the Collateral Agent and acknowledged by the Obligors (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”); and

WHEREAS, the Obligors and the Collateral Agent are also entering into a Second Lien Pledge Agreement dated as of the date hereof, pursuant to which the Obligors will pledge and grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in that portion of the Collateral that consists of certificated securities, subject to the terms of the Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”).

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.

(a)           Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Indenture, and the following terms which are defined in the Uniform Commercial Code from time to time in effect in the State of New York (the “UCC”) are used herein as so defined:  Accessions, Accounts, As-Extracted Collateral, Chattel Paper, Commercial Tort Claims, Consumer Goods, Control, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Manufactured Homes, Proceeds, Securities Account, Securities Intermediary, Security Entitlement, Software, Supporting Obligations and Tangible Chattel Paper.

(b)           In addition, the following terms shall have the following meaning:

“Additional Pari Passu Agent” shall mean the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement.

“Additional Pari Passu Agreement” shall mean the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes, agreements or other instruments representing such Permitted Additional Pari Passu Obligations.

“Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit A hereto.

“Applicable Agent” shall mean (i) prior to the First Lien Lender Termination Date (as defined in the Intercreditor Agreement), the First Lien Agent and (ii) from and after the First Lien Lender Termination Date, the Collateral Agent.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Default” or “Event of Default” shall mean a “default” or “event of default” under the Indenture or any Additional Pari Passu Agreement.

“First Lien Agent” shall have the meaning ascribed thereto in the Intercreditor Agreement.

“First Lien Credit Agreement” shall have the meaning ascribed thereto in the Intercreditor Agreement.

“First Lien Lenders” shall have the meaning ascribed thereto in the Intercreditor Agreement.

“Material Domestic Subsidiaries” shall have the meaning ascribed thereto in the First Lien Credit Agreement.

“Note Documents” shall mean the Notes, the Subsidiary Guarantee, the Indenture and the Security Documents.

“Note Obligations” shall mean the Obligations (as defined in the Indenture) under the Notes and shall include the collective reference to all obligations, including without limitation, all the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Issuer and other Obligors (including, without limitation, interest accruing at the then applicable rate provided in the Indenture after the maturity of the Notes and interest accruing at the then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent, the Trustee or any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, this Agreement, the other Note Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Collateral Agent, the Trustee or the Holders  that are required to be paid by the Issuer and other Obligors pursuant to the terms of any of the foregoing agreements).

“Perfection Certificate” shall mean that certain perfection certificate dated as of the date hereof by and among the Issuer and the Guarantors.

“Required Secured Parties” shall have the meaning set forth in Section 26.

“Secured Obligations” shall mean (i) the Note Obligations and (ii) any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any Additional Pari Passu Agreement and other documentation relating to any other Permitted Additional Pari Passu Obligations.

“Secured Parties”:  the collective reference to the Collateral Agent, the Trustee, each Additional Pari Passu Agent, the Holders and each holder of Additional Pari Passu Obligations that constitute Secured Obligations.

2.           Grant of Security Interest in the Collateral.

(a)           To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(i)       all Accounts;

(ii)      all cash and Cash Equivalents;

(iii)     all Chattel Paper (including Electronic Chattel Paper);

(iv)     those certain Commercial Tort Claims of such Obligor set forth on Schedule 2(a)(iv) attached hereto (as such Schedule may be updated from time to time by such Obligor);

(v)      all Copyright Licenses;

(vi)     all Copyrights;

(vii)    all Deposit Accounts;

(viii)   all Documents;

(ix)     all Equipment;

(x)      all General Intangibles;

(xi)     all Goods;

(xii)    all Instruments;

(xiii)   all Inventory;

(xiv)   all Investment Property;

(xv)    all Letter-of-Credit Rights;

(xvi)    all Material Contracts and all such other agreements, contracts, leases, licenses, tax sharing agreements or hedging arrangements now or hereafter entered into by an Obligor, as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”), including without limitation, (A) all rights of an Obligor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of an Obligor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) claims of an Obligor for damages arising out of or for breach of or default under the Assigned Agreements and (D) the right of an Obligor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(xvii)  all Patent Licenses;

(xviii) all Patents;

(xix)    all Payment Intangibles;

(xx)     all Trademark Licenses;

(xxi)    all Trademarks;

(xxii)   all Securities Accounts;

(xxiii)  all Software;

(xxiv)  all Supporting Obligations;

(xxv)   all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xxvi)  all other personal property of any kind or type whatsoever owned by such Obligor; and

(xxvii) to the extent not otherwise included, all Accessions, Proceeds and products of any and all of the foregoing.

(b)           Notwithstanding the foregoing (i) the Collateral shall not include any Government Contract or other contractual agreement, which by its terms or applicable law may not be assigned, it being understood, however, that in such situations, the Collateral Agent’s security interest shall include (A) the entirety of each Obligor’s right, title and interest in and to all Accounts, Payment Intangibles and other Proceeds directly or indirectly arising from such Government Contract or other contractual agreement, and (B) all other rights and interests which any Obligor may lawfully convey to the Collateral Agent; (ii) in no event shall the Collateral include, and no Obligor shall be deemed to have granted a security interest in any of such Obligor’s rights or interests in any license, contract or agreement to which such Obligor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that (A) such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms thereof, or constitute a default thereunder, (B) such license, contract or agreement was not entered into by the applicable Obligor with the intent to avoid granting a security interest therein;  (iii) such license, contract or agreement is a license, contract or agreement that typically places restrictions on the granting of a security interest therein; (iv) the Collateral will not include Trademarks with respect to which the applicable application is at the “intent to use” stage if and to the extent that a security interest therein would void the application or the related Trademark and (v) any Capital Stock or other securities of any Affiliate of the Issuer in excess of the maximum amount of such Capital Stock or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Affiliate to be included in filings by the Issuer with the SEC (the exclusion in this clause (v), the “3-16 Limitation”)(all such excluded assets in clauses (i) through (v) are referred to herein as “Excluded Property”); provided, however, that Excluded Property shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

(c)           In addition, notwithstanding anything herein to the contrary, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Obligor that is a Subsidiary of the Issuer due to the fact that such Subsidiary’s Capital Stock or other securities of such Obligor secure the Secured Obligations affected thereby, then the Capital Stock and such other securities of such Obligor will automatically be deemed not to be part of the Collateral securing the Secured Obligations affected thereby but only to the extent necessary to not be subject to such requirement, only for so long as required to not be subject to such requirement and only with respect to Secured Obligations affected thereby.  In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Securities and Exchange Commission (“SEC”) to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Obligor Capital Stock and other securities to secure the Secured Obligations in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Obligor, then the Capital Stock and other securities of such Obligor will automatically be deemed to be a part of the Collateral for the relevant Secured Obligations but only to the extent necessary to not be subject to any such financial statement requirement.

(d)           The rights and remedies of the Collateral Agent with respect to any Government Contract or other contractual agreement that it has been granted a security interest in pursuant to the terms of this Section 2(b) and the obligations of the Obligors under this Security Agreement shall at all times be subject to any confidentiality and secrecy requirements imposed by any Governmental Authority or set forth in such Government Contract or other contractual agreement.

(e)           The Obligors and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as a present assignment of any Intellectual Property.

3.           Provisions Relating to Accounts, Contracts and Agreements.

(a)           Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of its Accounts, contracts and agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or the terms of such contract or agreement.  Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto), contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to such Account, contract or agreement pursuant hereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)           The Collateral Agent hereby authorizes the Obligors to collect the Accounts; provided, that the Applicable Agent may curtail or terminate such authority at any time after the occurrence and during the continuation of an Event of Default.  If required by the Applicable Agent at any time after the occurrence and during the continuation of an Event of Default, any payments of Accounts, when collected by the Obligors (i) shall be forthwith (and in any event within two (2) Business Days) deposited by the Obligors in a collateral account maintained under the sole dominion and control of the Applicable Agent, subject to withdrawal by the Applicable Agent (in the case of the Collateral Agent, for the account of the Secured Parties only as provided in Section 12 hereof), and (ii) until so turned over, shall be held by the Obligors in trust for the Applicable Agent (in the case of the Collateral Agent, for the benefit of the Secured Parties), segregated from other funds of the Obligors.

(c)           At any time and from time to time, subject to Section 2(b), the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. Upon the Collateral Agent’s request (it being understood that the Collateral Agent shall not be required to make any such request unless directed by the Required Secured Parties) and at the expense of the Obligors, the Obligors shall cause their independent public accountants or others reasonably satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.  Subject to Section 2(b), the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s reasonable satisfaction the existence, amount and terms of any Accounts.

4.           Representations and Warranties.  Each Obligor hereby represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Note Documents and Additional Pari Passu Agreements pursuant to the stated terms thereof) remain outstanding, any Note Documents or Additional Pari Passu Agreement is in effect, and until all of the commitments under any Additional Pari Passu Agreement shall have been terminated:

(a)           Chief Executive Office; Books & Records; Legal Name; State of Formation.  As of the date of this Security Agreement, each Obligor’s chief executive office and chief place of business are (and for the prior four months has been) located at the locations set forth on Schedule C1 to the Perfection Certificate, and as of the date of this Security Agreement each Obligor keeps its books and records at such locations.  As of the date of this Security Agreement, each Obligor’s exact legal name is as shown in this Security Agreement and its state of incorporation or organization is (and has been for the prior four months or such shorter period as the such Obligor has been in existence) the location set forth on Schedule C1 to the Perfection Certificate.  Except as set forth in the Perfection Certificate, no Obligor has in the four months preceding the date of this Security Agreement changed its name, been party to a merger, consolidation or other change in structure or used any tradename not disclosed on Schedule D4 to the Perfection Certificate.

(b)           Location of Tangible Collateral.  As of the date of this Security Agreement, the location of all tangible Collateral owned by each Obligor is as shown on Schedule C1 to the Perfection Certificate subject to Section 2(b).

(c)           Ownership.  Each Obligor is the legal and beneficial owner of its Collateral and, has the right to pledge, sell, assign or transfer the same subject to Section 2(b).

(d)           Security Interest/Priority.  This Security Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral of such Obligor and, when properly perfected by filing, obtaining possession, the granting of Control to the Collateral Agent or otherwise, shall constitute a valid perfected second priority security interest in such Collateral (subject to the prior security interests granted to the First Lien Lenders as provided in the Intercreditor Agreement and subject to Permitted Liens), to the extent such security interest can be perfected by filing, the granting of Control or otherwise under the UCC or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, free and clear of all Liens except for Permitted Liens (including the prior security interest granted to the First Lien Lenders as provided in the Intercreditor Agreement).

(e)           Consents.  Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining Control to perfect the Liens created by this Security Agreement,  and/or (iv) compliance with the Federal Assignment of Claims Act or comparable state law and subject to Section 2(b), no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required (A) for the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Obligor or (B) for the perfection of such security interest or the exercise by the Collateral Agent of the rights and remedies provided for in this Security Agreement.

(f)            Types of Collateral.  No material portion of the Collateral consists of, or is the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes or standing timber (as such term is used in the UCC).

(g)           Accounts.  With respect to the Accounts of the Obligors:   (i) the goods sold and/or services furnished giving rise to each Account are not subject to any security interest or Lien except the second priority, perfected security interest granted to the Collateral Agent herein, the prior security interest granted to the First Lien Lenders as provided in the Intercreditor Agreement and Permitted Liens; (ii) each Account and the papers and documents of the applicable Obligor relating thereto are genuine and in all material respects what they purport to be; (iii) each Account arises out of a bona fide transaction for goods sold and delivered (or to be delivered or in the process of being delivered) by an Obligor or for services actually rendered by an Obligor, which transaction was conducted in the ordinary course of the Obligor’s business or otherwise permitted by the Indenture and the Additional Pari Passu Agreements and was completed in accordance with the terms of any documents pertaining thereto; (iv) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the Control of, the Applicable Agent; (v) the reserve against receivables shown on the Issuer’s most recent financial statements has been established in accordance with GAAP; and (vi) the right to receive payment under each material Account is assignable except where the account debtor with respect to such Account is a Governmental Authority, to the extent assignment of any such right to payment is prohibited or limited by applicable law, regulations, administrative guidelines or contract.

(h)           Inventory.  No material portion of the Inventory of an Obligor is held by a third party (other than an Obligor) pursuant to consignment, sale or return, sale on approval or similar arrangement.

(i)            Intellectual Property.  Each Obligor and its Subsidiaries owns, or has the legal right to use, all Intellectual Property necessary for each of them to conduct its business as currently conducted. Set forth on Schedule D4 of the Perfection Certificate is a list of all Intellectual Property (as defined in the First Lien Credit Agreement) (other than Intellectual Property of de minimus value) owned by each of the Obligors or their Subsidiaries or that the Obligors or any of their Subsidiaries has the right to use. Except as disclosed in Schedule D4 of the Perfection Certificate, with respect to the material Intellectual Property of the Obligors, (a) one or more of the Obligors has the right to use such Intellectual Property in perpetuity and without payment of royalties, (b) all material registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the taking of any interest therein, and no taxes or maintenance fees payable with respect to such Intellectual Property to maintain their validity or effectiveness are delinquent, and (c) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by any of the Obligors in respect of such Intellectual Property. None of the Obligors is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Intellectual Property; no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Obligors or any of their Subsidiaries know of any such claim; and, to the actual knowledge of the Obligors or any of their Subsidiaries, the use of such Intellectual Property by the Obligors or any of their Subsidiaries does not infringe on the rights of any Person, except for such defaults, claims and infringements that in the aggregate could not reasonably be expected to have a Material Adverse Effect (as defined in the First Lien Credit Agreement).  The Obligors have recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights, the Copyrights Royalty Tribunal or other Governmental Authority (as defined in the First Lien Credit Agreement), all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any Contractual Obligation of the Obligors and/or under Title 17 of the United States Code and the rules and regulations issued thereunder (collectively, the “Copyright Act”), and are not liable to any Person for copyright infringement under the Copyright Act or any other law, rule, regulation, contract or license as a result of their business operations.

(j)            Documents, Instruments and Chattel Paper.  All material Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral are, to the Obligor’s knowledge, complete, valid, and genuine.

(k)           Equipment.  With respect to each Obligor’s Equipment:  (i) except for Permitted Liens (including the prior security interest granted to the First Lien Lenders as provided in the Intercreditor Agreement), such Obligor has good and marketable title thereto; and (ii) all such Equipment material to its business is in normal operating condition and repair, ordinary wear and tear and obsolescence alone excepted (subject to casualty events), and is suitable for the uses to which it is customarily put in the conduct of such Obligor’s business.

(l)            Restrictions on Security Interest.  Except as referred to in Section 2(b) hereof, none of the Obligors is party to any material license or any material lease that contains legally enforceable restrictions on the granting of a security interest therein.

(m)          Collateral Requiring Control to Perfect.  Set forth on Schedules D1, D2 and D6 to the Perfection Certificate is a description of all Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts and uncertificated Investment Property of the Obligors as of the date of this Security Agreement, including the name and address of (i) in the case of a Deposit Account, the depository institution, (ii) in the case of Electronic Chattel Paper, the account debtor, (iii) in the case of Letter-of-Credit Rights, the issuer or nominated person, as applicable, and (iv) in the case of a Securities Account or other uncertificated Investment Property, the Securities Intermediary or issuer, as applicable.

5.           Covenants.  Each Obligor covenants that, so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Note Documents and Additional Pari Passu Agreements pursuant to the stated terms thereof) remain outstanding, any Note Documents or Additional Pari Passu Agreement is in effect, and until all of the commitments under any Additional Pari Passu Agreement shall have been terminated, and subject to the terms of the Intercreditor Agreement, such Obligor shall:

(a)           Perfection of Security Interest by Filing, Etc.  Execute and deliver to the Collateral Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Collateral Agent may reasonably request) and do all such other things as necessary or as the Collateral Agent may reasonably deem necessary or appropriate (i) to assure to the Collateral Agent its security interests hereunder are perfected, including (A) such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and any other personal property security legislation in the appropriate state(s) or province(s), (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Schedule 5(a)-1 attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 5(a)-2 attached hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 5(a)-3 attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Agent of its rights and interests hereunder.  Each Obligor hereby authorizes the Collateral Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Collateral Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, any financing statement that describes the Collateral as “all personal property” or “all assets” of such Obligor or that describes the Collateral in some other manner as the Collateral Agent deems necessary or advisable.  Each Obligor agrees to mark, if requested by the First Lien Agent pursuant to the First Priority Documents or at the request of the Collateral Agent (it being understood that the Collateral Agent shall not be required to make any such request unless directed by the Required Secured Parties), its books and records to reflect the security interest of the Collateral Agent in the Collateral.  Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent or the Trustee be obligated to prepare or file any financing statements whatsoever, or to maintain the perfection of the security interest granted hereunder.  Each Obligor agrees to prepare, record and file, at its own expense, financing statements (and amendments or continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent.

(b)           Perfection of Security Interest by Possession.  If (i) any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than a check in the ordinary course of business), Tangible Chattel Paper or Supporting Obligation or (ii) if any Collateral shall be stored or shipped subject to a Document or (iii) if any Collateral shall consist of Investment Property in the form of certificated securities, promptly notify the Applicable Agent of the existence of such Collateral and deliver such Instrument, Chattel Paper, Supporting Obligation, Document or Investment Property to the Applicable Agent, duly endorsed, to be held as Collateral pursuant to this Security Agreement and the Intercreditor Agreement (and in the case of certificated securities, pursuant to the Pledge Agreement).

(c)           Perfection of Security Interest Through Control.  If any Collateral shall consist of Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts or uncertificated Investment Property, use commercially reasonable efforts to execute and deliver (and, with respect to any Collateral consisting of a Securities Account or uncertificated Security Entitlements or Investment Property, cause the Securities Intermediary or the issuer, as applicable, with respect to such Investment Property to execute and deliver) to the Collateral Agent all control agreements, assignments, instruments or other documents necessary for the purposes of obtaining and maintaining Control of such Collateral, in each case within thirty (30) days following the date of this Agreement; provided, however that in the event that such Obligor fails to deliver such control agreements, assignments, instruments or other documents necessary for the purposes of obtaining Control of such Collateral within such 30 day time period, such Obligor shall be solely responsible for determining whether it has used commercially reasonable efforts, which shall be set forth in an Officers’ Certificate delivered to the Collateral Agent and to the Trustee under the Indenture.

(d)           Other Liens.  Defend its interests in the Collateral against the claims and demands of all other parties claiming an interest therein and keep the Collateral free from all Liens, except for Permitted Liens (including the prior security interest granted to the First Lien Lenders as provided in the Intercreditor Agreement).  Neither the Collateral Agent nor any Secured Party authorizes any Obligor to, and no Obligor shall, sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Indenture and the Additional Pari Passu Agreements.

(e)           Preservation of Collateral.  Keep the Collateral in good order, condition and repair in all material respects, ordinary wear and tear excepted; not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable Requirement of Law; not permit any item of Collateral with a value in excess of $250,000 to be or become a fixture to real property or an accession to other personal property unless the Collateral Agent has a valid, perfected security interest (subject to the prior security interest granted to the First Lien Lenders as provided in the Intercreditor Agreement and subject to Permitted Liens) for the benefit of the Secured Parties in such real or personal property; and not, without the prior written consent of the Collateral Agent, alter or remove any identifying symbol or number on its Equipment.

(f)           Changes in Structure or Location.  Not, without providing thirty (30) days prior written notice to the Collateral Agent and without filing such financing statements and amendments to any previously filed financing statements as necessary to maintain the Collateral Agent’s perfected security interests or as the Collateral Agent may require, (i) except as permitted by the Indenture and the Additional Pari Passu Agreements, alter its legal existence or, in one transaction or a series of transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) change its state of incorporation or organization, or (iii) change its registered legal name.

(g)           Inspection.  Subject to Section 2(b), allow the Collateral Agent or its representatives to visit and inspect the Collateral as set forth in Section 13.07 of the Indenture and any comparable provision of each other Additional Pari Passu Agreement.

(h)           Collateral Held by Warehouseman, Bailee, etc.  If any Collateral with a value in excess of $100,000 is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor, (i) notify the Collateral Agent of such possession, (ii) upon the written request of the First Lien Agent pursuant to the First Priority Documents or Collateral Agent (it being understood that the Collateral Agent shall not be required to make any such request unless directed by the Required Secured Parties) notify such Person of the Applicable Agent’s security interest (in the case of the Collateral Agent, for the benefit of the Secured Parties) in such Collateral, (iii)  instruct such Person to hold all such Collateral for the Applicable Agent’s account subject to the Applicable Agent’s instructions and (iv) obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Applicable Agent.

(i)           Treatment of Accounts.  (i) Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of an Obligor’s business and (ii) maintain at its principal place of business a record of Accounts consistent with customary business practices.

(j)           Covenants Relating to Inventory.  If any material portion of the Inventory is at any time evidenced by a document of title, promptly notify the Collateral Agent thereof and, upon the request of the Applicable Agent (it being understood that the Collateral Agent shall not be required to make any such request unless directed by the Required Secured Parties), deliver such document of title to the Applicable Agent.

(k)           Covenants Relating to Intellectual Property.

(i)       Concurrently with the delivery of quarterly and annual financial statements of the Issuer pursuant to Section 4.02 of the Indenture, the Issuer shall notify the Collateral Agent if it knows or has reason to know that any application, letters patent or registration relating to any material Patent, Patent License, Trademark or Trademark License (each as defined in the First Lien Credit Agreement) of the Obligors or any of their Subsidiaries may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Issuer’s or any of its Subsidiary’s ownership of any material Patent or Trademark, its right to patent or register the same, or to enforce, keep and maintain the same, or its rights under any material Patent License or Trademark License.

(ii)      Concurrently with the delivery of quarterly and annual financial statements of the Issuer pursuant to Section 4.02 of the Indenture, the Issuer shall notify the Collateral Agent after it knows or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any material Copyright or Copyright License (each as defined in the First Lien Credit Agreement) of the Obligors or any of their Subsidiaries, whether (i) such material Copyright or Copyright License may become invalid or unenforceable prior to its expiration or termination, or (ii) the Issuer’s or any of its Subsidiary’s ownership of such material Copyright, its right to register the same or (iii) to enforce, keep and maintain the same, or its rights under such material Copyright License, may become affected.

(iii)     Concurrently with the delivery of quarterly and annual financial statements of the Issuer pursuant to Section 4.02 of the Indenture, the Issuer shall notify the Collateral Agent of any filing by any Obligor or any of its Subsidiaries (other than an Excluded Subsidiary), either itself or through any agent, employee, licensee or designee, of any application for registration of any Intellectual Property (other than Intellectual Property of de minimus value) with the United States Copyright Office or United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

(iv)     Concurrently with the delivery of quarterly and annual financial statements of the Issuer pursuant to Section 4.02 of the Indenture, the Issuer shall provide the Collateral Agent and its counsel a complete and correct list in all material respects of all new Copyright Licenses, Patent Licenses and Trademark Licenses (other than Copyright Licenses, Patent Licenses and Trademark Licenses of de minimus value) not previously disclosed on Schedule D4 of the Perfection Certificate or otherwise disclosed to the Collateral Agent pursuant to this Section 5(k).

(v)      Upon request of the Collateral Agent, the Issuer shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in the Intellectual Property and the general intangibles (other than Intellectual Property of de minimus value) referred to in clauses (iii) and (iv), including, without limitation, the goodwill of the Issuer or its Subsidiaries relating thereto or represented thereby (or such other Intellectual Property or the general intangibles relating thereto or represented thereby as the Collateral Agent may reasonably request).

(vi)     The Obligors and their Subsidiaries will take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each material item of Intellectual Property of the Obligors and their Subsidiaries, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings; provided that the Obligors shall have the right to abandon any item of Intellectual Property which the Issuer determines is no longer of significant value or useful or necessary to the business of the Issuer and its Subsidiaries.

(vii)    In the event that any Obligor becomes aware that any material Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect, such Obligor shall notify the Collateral Agent promptly after it learns thereof and shall, unless the Obligors shall reasonably determine that such Intellectual Property is not material to the business of the Obligors and their Subsidiaries taken as a whole or as to which the Obligors reasonably conclude that the cost of such proceeding or its likelihood of success does not justify its prosecution, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Obligors shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

(l)           Commercial Tort Claims; Notice of Litigation.  (i) Promptly forward to the Collateral Agent written notification of any and all Commercial Tort Claims with an amount in controversy in excess of $250,000 of the Obligors, including, but not limited to, any and all actions, suits, and proceedings before any court or Governmental Authority by or affecting such Obligor or any of its Subsidiaries and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things which may from time to time be necessary under the UCC to fully create, preserve, perfect and protect the priority of the Collateral Agent’s security interest in any such Commercial Tort Claims.

(m)           Status of Collateral as Personal Property.  At all times maintain the Collateral as personal property and not affix any item of the Collateral in an amount in excess of $500,000 at any time without prior written notice to the Collateral Agent to any real property in a manner which would change its nature from personal property to real property or a Fixture.

(n)           Regulatory Approvals.  Subject to Section 2(b), promptly, and at its expense, execute and deliver, or cause to be executed and delivered, all applications, certificates, instruments, registration statements, and all other documents and papers the Collateral Agent may reasonably request (it being understood that the Collateral Agent shall not be required to make any such request unless directed by the Required Secured Parties) or as may be required by law to acquire any Governmental Approval or the consent, approval, registration, qualification or authorization of any other Person deemed necessary or appropriate for the effective exercise of any of the rights under this Security Agreement.  Without limiting the generality of the foregoing and subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Obligor shall take any action which may be necessary or as the Collateral Agent may reasonably request (it being understood that the Collateral Agent shall not be required to make any such request unless directed by the Required Secured Parties) in order to transfer and assign to the Collateral Agent, or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing, each Government Approval of such Obligor.  In addition, to the extent required by the Collateral Agent, each Obligor agrees to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Collateral Agent to exercise its rights and remedies (or to be able to exercise its rights and remedies at some future date) with respect to any Accounts of such Obligor where the account debtor is a Governmental Authority; provided, however, unless an Event of Default has occurred and is continuing, the Collateral Agent shall hold in escrow all documents and instruments executed by the Obligors to comply with the terms of the Federal Assignment of Claims Act and comparable state law and shall not file such documents and instruments with any Governmental Authority.  To enforce the provisions of this subsection, upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, the Collateral Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction.  Such receiver shall be instructed to seek from the Governmental Authority an involuntary transfer of control of each such Governmental Approval for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred.  Each Obligor hereby agrees to authorize such an involuntary transfer of control upon the request of the receiver so appointed, and, if such Obligor shall refuse to authorize the transfer, its approval may be required if so ordered by such court.  Subject to the Intercreditor Agreement, upon the occurrence and continuance of an Event of Default, such Obligor shall further use its reasonable best efforts to assist in obtaining Governmental Approvals, if required, for any action or transaction contemplated by this Security Agreement, including, without limitation, the preparation, execution and filing with the Governmental Authority of such Obligor’s portion of any necessary or appropriate application for the approval of the transfer or assignment of any portion of the assets (including any Governmental Approval) of such Obligor.  Because each Obligor agrees that the Collateral Agent’s remedy at law for failure of such Obligor to comply with the provisions of this subsection would be inadequate and that such failure would not be adequately compensable in damages, such Obligor agrees that the covenants contained in this subsection may be specifically enforced.

(o)           Insurance.  All proceeds derived from insurance on the Collateral shall be subject to the security interest of the Collateral Agent hereunder.

(p)           Material Contracts.  Promptly notify the Collateral Agent of any new Material Contract.  Upon the request of the First Lien Agent pursuant to the First Priority Documents or Collateral Agent (it being understood that the Collateral Agent shall not be required to make any such request unless directed by the Required Secured Parties),  with respect to any Material Contract, each Obligor will (i) execute and deliver (or cause to be executed and delivered) to the Applicable Agent a collateral assignment of such Material Contract and a consent to such collateral assignment, in each case in a form acceptable to the Applicable Agent, (ii) subject to Section 2(b), use commercially reasonable efforts to cause the other parties to such Material Contract to execute such consent and (iii) subject to Section 2(b), do any act or execute any additional documents required necessary to ensure to the Applicable Agent the effectiveness and priority of its security interest in such Material Contract.

6.           Power of Attorney for Perfection of Liens.  Each Obligor hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other person whom the Collateral Agent may designate, as such Obligor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Obligor, any financing statements, or amendments and supplements to financing statements, continuation financing statements, notices or any similar documents which in the Collateral Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder (subject to the Intercreditor Agreement) such power, being coupled with an interest, being and remaining irrevocable so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Note Documents and Additional Pari Passu Agreements pursuant to the stated terms thereof) remain outstanding, any Note Documents or Additional Pari Passu Agreement is in effect, and until all of the commitments under any Additional Pari Passu Agreement shall have been terminated.  In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Collateral Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove).

7.           License of Intellectual Property.  Subject to Section 2(b), the Obligors hereby assign, transfer and convey to the Applicable Agent, effective upon the occurrence and continuance of any Event of Default and subject to the Intercreditor Agreement, the nonexclusive right and license to use all Intellectual Property owned or used by any Obligor that relate to the Collateral and any other collateral granted by the Obligors as security for the First Priority Obligations and the Secured Obligations, as applicable, together with any goodwill associated therewith, all to the extent necessary to enable the Applicable Agent to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral.  This right and license shall inure to the benefit of all successors, assigns and transferees of the Applicable Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to the Obligors.

8.           Special Provisions Regarding Inventory.  Notwithstanding anything to the contrary contained in this Security Agreement, each Obligor may, unless and until an Event of Default occurs and is continuing and the Collateral Agent (acting pursuant to direction from the Trustee or Required Secured Parties) instructs such Obligor otherwise, without further consent or approval of the Collateral Agent, use, consume, sell, lease and exchange its Inventory in the ordinary course of its business as presently conducted or as permitted by the Indenture and the Additional Pari Passu Agreements, whereupon, in the case of such a sale or exchange, the security interest created hereby in the Inventory so sold or exchanged (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Collateral Agent.

9.           Performance of Obligations; Advances by Collateral Agent.  On failure of any Obligor to perform any of the covenants and agreements contained herein, the Collateral Agent may (but shall not be obligated to), at its sole option and in its sole discretion, perform or cause to be performed the same in any reasonable manner and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes except if they relate to a Permitted Lien (including the prior security interest granted to the First Lien Lenders as provided in the Intercreditor Agreement) or are being contested as permitted by the Indenture and Additional Pari Passu Agreements, a payment to obtain a release of a Lien or potential Lien (other than a Permitted Lien, including the prior security interest granted to the First Lien Lenders as provided in the Intercreditor Agreement), expenditures made in defending against any adverse claim and all other expenditures which the Collateral Agent may reasonably make for the protection of the security interest hereof or may be compelled to make by operation of law.  All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the applicable rate provided in the Indenture.  No such performance of any covenant or agreement by the Collateral Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any default under the terms of this Security Agreement, the other Note Documents or any Additional Pari Passu Agreement.  The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

10.           Events of Default.  The occurrence of an event which under Indenture or any Additional Pari Passu Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).

11.           Remedies.

(a)         General Remedies.  Subject to the Intercreditor Agreement, upon the occurrence of an Event of Default and during continuation thereof, the Collateral Agent and the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Note Documents, in any Additional Pari Passu Agreement or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Collateral Agent may (but shall not be obligated to), with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Collateral Agent at the expense of the Obligors any Collateral at any place and time designated by the Collateral Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing, or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Neither the Collateral Agent’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale.  In addition to all other sums due the Collateral Agent and the Secured Parties with respect to the Secured Obligations, the Obligors shall pay the Collateral Agent and each of the Secured Parties all reasonable fees, documented costs and expenses incurred by the Collateral Agent or any such Secured Party, including, but not limited to, reasonable attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the Secured Parties or the Obligors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Bankruptcy Code.  To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or sent, postage prepaid, by a reputable national overnight air courier service, to the Issuer in accordance with the notice provisions of Section 11.02 of the Indenture at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice.  The Collateral Agent and the Secured Parties shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by applicable law, any Secured Party may be a purchaser at any such sale.  To the extent permitted by applicable law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable law, the Collateral Agent and the Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Collateral Agent and the Secured Parties may further postpone such sale by announcement made at such time and place.

(b)           Remedies Relating to Accounts.  Subject to the Intercreditor Agreement, upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, the Collateral Agent shall have the right (but not the obligation), subject to applicable law, to enforce any Obligor’s rights against any account debtors and obligors on such Obligor’s Accounts.  Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions of this Section shall be solely for the Collateral Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Proceeds or in any such other amounts except as expressly provided herein.  To the extent required by the Collateral Agent but subject to Section 2(b), each Obligor agrees to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Collateral Agent to exercise its rights and remedies (or be able to exercise its rights and remedies at some future date) with respect to any Accounts of such Obligor where the account debtor is a Governmental Authority; provided, however, unless an Event of Default has occurred and is continuing, the Collateral Agent shall hold in escrow all documents and instruments executed by the Obligors to comply with the terms of the Federal Assignment of Claims Act and comparable state law and shall not file such documents and instruments with any Governmental Authority.  The Collateral Agent and the Secured Parties shall have no liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Each Obligor hereby agrees to indemnify the Collateral Agent, the Trustee and the Secured Parties and their respective officers, directors, employees, partners, members, counsel, agents, representatives, advisors and affiliates from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Collateral Agent or the Secured Parties (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents.  In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

(c)           Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, subject to the Intercreditor Agreement, the Collateral Agent shall have the right (but not the obligation) to enter and remain upon the various premises of the Obligors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Collateral Agent may (but shall not be obligated to) remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.  If the Collateral Agent exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Collateral Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Agent, appointing overseers for the Collateral and maintaining inventory records.

(d)           Nonexclusive Nature of Remedies.  Failure by the Collateral Agent or the Secured Parties to exercise any right, remedy or option under this Security Agreement, any other Note Document, any Additional Pari Passu Agreement or as provided by law, or any delay by the Collateral Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Agent or the Secured Parties shall only be granted as provided herein.  To the extent permitted by law, neither the Collateral Agent, the Secured Parties, nor any party acting as attorney for the Collateral Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder.  The rights and remedies of the Collateral Agent and the Secured Parties under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent or the Secured Parties may have.

(e)           Retention of Collateral.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, subject to the Intercreditor Agreement, the Collateral Agent may (but shall not be obligated to), after providing the notices required by Sections 9-620 and 9-621 of the UCC (or any successor sections of the UCC) or otherwise complying with the notice requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations.  Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)           Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the Secured Parties are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the applicable rate set forth in the Indenture, together with the costs of collection and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(g)           Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then, subject to the Intercreditor Agreement, the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, Liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or any of the Collateral Agent’s rights or the Secured Obligations under this Security Agreement, under any other of the Note Documents or under any Additional Pari Passu Agreement.

12.           Rights of the Collateral Agent.

(a)           Power of Attorney.  In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Collateral Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default, subject to the Intercreditor Agreement:

(i)       to demand, collect, settle, compromise, adjust and give discharges and releases concerning the Collateral of such Obligor, all as the Collateral Agent may reasonably determine in respect of such Collateral;

(ii)      to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)     to defend, settle, adjust or compromise any action, suit or proceeding brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

(iv)     to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor, or securing or relating to such Collateral, on behalf of and in the name of such Obligor;

(v)      to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

(vi)     to adjust and settle claims under any insurance policy relating to the Collateral;

(vii)    to execute and deliver and/or file all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and Liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii)   to institute any foreclosure proceedings that the Collateral Agent may deem appropriate;

(ix)     subject to Section 2(b), to execute any document or instrument, and to take any action, necessary under applicable law (including the Federal Assignment of Claims Act) in order for the Collateral Agent to exercise its rights and remedies (or to be able to exercise its rights and remedies at some future date) with respect to any Account of an Obligor where the account debtor is a Governmental Authority; and

(x)      to do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Note Documents and Additional Pari Passu Agreements pursuant to the stated terms thereof) remain outstanding, any Note Documents or Additional Pari Passu Agreement is in effect, and until all of the commitments under any Additional Pari Passu Agreement shall have been terminated.  The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)           Assignment by the Collateral Agent.  The Collateral Agent may from time to time assign the Secured Obligations or any portion thereof and/or the Collateral or any portion thereof to a successor Collateral Agent, and the assignee shall be entitled to all of the rights and remedies of the Collateral Agent under this Security Agreement in relation thereto.

(c)           The Collateral Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 9 hereof, the Collateral Agent shall have no obligation to clean-up, repair or otherwise prepare the Collateral for sale.

13.           Application of Proceeds.  After the exercise of remedies by the Collateral Agent or the Secured Parties pursuant to the Note Documents or any Additional Pari Passu Agreement, any proceeds of the Collateral, when received by the Collateral Agent or  any of the Secured Parties will be applied as follows, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply any and all such proceeds in the Collateral Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records:

First, to pay incurred and unpaid fees and expenses of the Collateral Agent in its capacity as such pursuant to the terms of the Note Documents and any Additional Pari Passu Debt Agreements and incurred and unpaid fees and expenses of the Trustees in its capacity as such pursuant to the terms of the Note Documents and any Additional Pari Passu Agent pursuant to the terms of the applicable Additional Pari Passu Agreements;

Second, to the Trustee and the representatives of any class of Permitted Additional Pari Passu Obligations, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amounts of the Secured Obligations then due and owing and remaining unpaid to the Secured Parties in accordance with the terms of the Indenture and Additional Pari Passu Agreements, as applicable;

Third, any balance remaining after the Secured Obligations shall have been paid in full, provided no letters of credit shall be outstanding under any Additional Pari Passu Agreements (unless the outstanding amount of the letter of credit obligations related thereto has been cash collateralized in an amount and manner satisfactory to the relevant issuing lender) and all commitments under any Additional Pari Passu Agreements shall have terminated, shall be paid over to the Issuer or to whomsoever may be lawfully entitled to receive the same.

In making the determination and allocations required by this Section 13, the Collateral Agent may conclusively rely upon information supplied by the Truste or the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes and such Additional Pari Passu Obligations, as applicable, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.  If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 13.

14.           Costs of Counsel.  If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Collateral Agent employs counsel to prepare or consider amendments, waivers or consents with respect to this Security Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Security Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Security Agreement or with respect to the Collateral, then the Obligors agree to promptly pay upon demand any and all such reasonable fees, documented costs and expenses of the Collateral Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

15.           Continuing Agreement.

(a)           This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations (other than contingent indemnity obligations that survive termination of the Note Documents and Additional Pari Passu Agreements pursuant to the stated terms thereof) remain outstanding, any Note Documents or Additional Pari Passu Agreement is in effect, and until all of the commitments under any Additional Pari Passu Agreement shall have been terminated.  Upon such termination, this Security Agreement shall be automatically terminated and the Collateral Agent and the Secured Parties shall, upon the request and at the expense of the Obligors, forthwith release all of the Liens and security interests granted hereunder and shall execute and/or deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination.  Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Security Agreement.  The Liens securing the Notes Obligations will be released, in whole or in part, as provided in the Indenture.  The Liens securing Permitted Additional Pari Passu Obligations of any series will be released, in whole or in part, as provided in the Additional Pari Passu Agreement governing such obligations.

(b)           This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event that payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable fees, costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

16.           Amendments; Waivers; Modifications.  This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Article IX of the Indenture and any comparable provision of each other Additional Pari Passu Agreement.

17.           Successors in Interest.  This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Agent and the Secured Parties hereunder, to the benefit of the Collateral Agent and the ratable benefit of the Secured Parties and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of the Secured Parties, as required by the Indenture and the Additional Pari Passu Agreements.  To the fullest extent permitted by law, each Obligor hereby releases the Collateral Agent and each Secured Party, each of their respective officers, employees and agents and each of their respective successors and assigns, from any liability for any act or omission relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Collateral Agent or such Secured Party or their respective officers, employees and agents, in each case as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment.

18.           Notices.  All notices required or permitted to be given under this Security Agreement shall be in conformance with Section 11.02 of the Indenture; provided that any such notice, request or demand to or upon any Additional Pari Passu Agent shall be addressed to it at the address set forth in the applicable Additional Pari Passu Joinder Agreement.

19.           Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.  Delivery of executed counterparts of the Security Agreement by telecopy or electronic transmission shall be effective as an original and shall constitute a representation that an original shall be delivered upon the request of the Collateral Agent.

20.           Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning, construction or interpretation of any provision of this Security Agreement.

21.           Governing Law; Submission to Jurisdiction and Service of Process; Waiver of Jury Trial; Venue.  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).  The terms of Sections 11.16 and 11.17 of the Indenture are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

22.           Severability.  If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23.           Entirety.  This Security Agreement, the other Note Documents and the Additional Pari Passu Agreements represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Security Agreement, the other Note Documents, the Additional Pari Passu Agreements or the transactions contemplated herein and therein.

24.           Survival.  All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Security Agreement, the other Note Documents and the Additional Pari Passu Agreements, the delivery and purchase of the Notes, the making of the loans and the issuance of the letters of credit under any Additional Pari Passu Agreements.

25.           Joint and Several Obligations of Obligors.

(a)           Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Secured Parties under the Note Documents and Additional Pari Passu Agreements, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b)           Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Note Documents and the Additional Pari Passu Agreements, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c)           Notwithstanding any provision to the contrary contained herein, in any other of the Note Documents or in any Additional Pari Passu Agreement, to the extent the obligations of an Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Obligor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

26.           Rights of Required Secured Parties.  All rights of the Collateral Agent hereunder, if not exercised by the Collateral Agent, may be exercised by the Required Secured Parties.  The holders of the majority in principal outstanding amount of the Secured Obligations (other than holders of Hedging Obligations) (the “Required Secured Parties”) will have the right to direct the Collateral Agent, following the occurrence of an Event of Default, to foreclose on, or exercise its other rights with respect to, the Collateral (or exercise other remedies with respect to the Collateral), subject to the provisions of the Intercreditor Agreement; provided that such direction conforms to the direction requirements in the Indenture.  If the Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the Required Secured Parties (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the interests of the Secured Parties and the Collateral Agent shall have no liability to any Person for such action or inaction.  The Collateral Agent shall conclusively rely on any direction received from the Required Secured Parties without any independent investigation whatsoever. Any action taken or not taken without the vote of any holder of Secured Obligations will nevertheless be binding on such holder.

27.           Permitted Additional Pari Passu Obligations.  On or after the Issue Date, the Issuer may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement, (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee) and (iv) stating that the Obligors have complied with their obligations under Section 5; (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit A hereto) and a fully executed joinder agreement to the Intercreditor Agreement and (c) an Officers’ Certificate to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture and each then extant Additional Pari Passu Agreement (upon which the Collateral Agent may conclusively and exclusively rely).

Notwithstanding the delivery of the Additional Pari Passu Joinder Agreement set forth above, the Collateral Agent shall not be obligated to act as Collateral Agent for any New Secured Parties (as such term is defined in Exhibit A hereto) whatsoever or to execute any document whatsoever (including any agency agreement) if in the sole judgment of the Collateral Agent doing so would impose, purport to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability for which the Collateral Agent is not in its sole discretion fully protected. In no event shall the Collateral Agent be subject to any document that it has not executed.  The Additional Pari Passu Joinder Agreement shall not be effective until it has been accepted in writing by the Collateral Agent.

28.           Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the  Intercreditor Agreement. In the event of any conflict between the terms of any Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control.  Each Obligor agrees that, in the event any Obligor takes any action to grant or perfect a Lien in favor of the First Lien Agent in any assets, such Obligor shall also take such action to grant or perfect a Lien (subject to the Intercreditor Agreement) in favor of the Collateral Agent to secure the Secured Obligations without request of the Collateral Agent.  Notwithstanding anything herein to the contrary, prior to the First Lien Lender Termination Date (as defined in the Intercreditor Agreement), (i) the requirements of this Agreement to endorse, assign or deliver Collateral to the Collateral Agent shall be deemed satisfied by endorsement, assignment or delivery of such Collateral to the First Lien Agent, (ii) any endorsement, assignment or delivery to the First Lien Agent shall be deemed an endorsement, assignment or delivery to the Collateral Agent for all purposes hereunder, (iii) the requirements of this Agreement to perfect by Control the Collateral Agent’s security interest in a Deposit Account or Securities Account shall be deemed satisfied by the First Lien Agent’s obtaining Control of such Deposit Account or Securities Account on behalf of the Secured Parties.  For purposes of the Intercreditor Agreement and for the avoidance of doubt, each Obligor grants to the First Lien Agent for the benefit of the Collateral Agent and the other Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, a continuing security interest in all Deposit Accounts and Securities Accounts.

29.           Impairment of Liens and Intervening Creditor.  Notwithstanding anything herein to the contrary, in the event of any determination by a court of competent jurisdiction with respect to any series of Additional Pari Passu Obligations that (i) such series of Additional Pari Passu Obligations is unenforceable under applicable law or are subordinated to any other obligations (other than another series of Additional Pari Passu Obligations), (ii) such series of Additional Pari Passu Obligations does not have an enforceable security interest in any of the Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than another series of Additional Pari Passu Obligations) on a basis ranking prior to the security interest of such series of Additional Pari Passu Obligations but junior to the security interest of any other series of Additional Pari Passu Obligations (any such condition referred to in the foregoing clause (i), (ii) or (iii) with respect to any series of Additional Pari Passu Obligations, an “Impairment” of such series of Additional Pari Passu Obligations), the results of such Impairment shall be borne solely by the holders of such series of Additional Pari Passu Obligations, and the rights of the holders of such series of Additional Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such series of Additional Pari Passu Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such series of Additional Pari Passu Obligations subject to such Impairment.  Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a holder of another series of Additional Pari Passu Obligations) has a Lien or security interest that is junior in priority to the security interest of any series of Additional Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other series of Additional Pari Passu Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the series of Additional Pari Passu Obligations with respect to which such Impairment exists.

30.           Concerning the Collateral Agent.  Notwithstanding anything herein to the contrary, the Collateral Agent shall have the rights, protections and immunities given to it as Collateral Agent under the Indenture, and such are incorporated by reference herein, mutatis mutandis.  Notwithstanding anything herein to the contrary, the rights, powers, discretions and benefits afforded the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral (on behalf of the Secured Parties), and shall not impose any duties upon the Collateral Agent to exercise any such rights, powers, discretions or benefits.  Notwithstanding any grant of discretion to the Collateral Agent hereunder, the Collateral Agent shall act or refrain from acting pursuant to direction from the Trustee or the Holders, delivered in accordance with the terms of the Indenture.  Notwithstanding anything herein to the contrary, neither the Collateral Agent nor the Trustee shall have any obligation to enter any control or similar agreement and shall have the right to decline signing such an agreement if the Collateral Agent determines in good faith that such action would expose the Collateral Agent or the Trustee to liability or if doing so is not consistent with the rights, privileges, protections and immunities of the Trustee set forth in the Indenture, or of the Collateral Agent set forth in the Indenture or this Security Agreement.  The Parties hereto acknowledge that U.S. Bank National Association is entering this Agreement solely in its capacity as Collateral Agent under the Indenture and shall not be liable hereunder in its individual or corporate capacity, except as may be attributable to its own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

31.           USA PATRIOT Act.  The Collateral Agent hereby notifies the parties hereto that, pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, it shall be required to obtain, verify and record information that identifies the party, which information includes the names and addresses and other information that will allow it to identify the party in accordance with the requirements of the USA PATRIOT Act.  The party shall promptly deliver information described in the immediately preceding sentence when requested by the Collateral Agent in writing pursuant to the requirements of the USA PATRIOT Act.

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

ISSUER:	GENCORP INC., an Ohio corporation

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary

GUARANTORS:	AEROJET-GENERAL CORPORATION, an Ohio corporation

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President and Chief Financial Officer

PRATT & WHITNEY ROCKETDYNE, INC., a Delaware corporation

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

ARDE, INC., a New Jersey corporation

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

ARDE-BARINCO, INC., a New Jersey corporation

By:	/s/ Kathleen E. Redd
	Name:	Kathleen E. Redd
	Title:	Vice President and Treasurer

GENCORP INC.
SECOND LIEN SECURITY AGREEMENT

Accepted and agreed to as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent

By:	/s/ Andrew Fung
	Name:	Andrew Fung
	Title:	Vice President

GENCORP INC.
SECOND LIEN SECURITY AGREEMENT

SCHEDULE 2(a)(iv)

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 5(a)-1

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of June 14, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”) by and among GenCorp Inc., an Ohio corporation and the other Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) for the secured parties referenced therein (the “Secured Parties”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown below to the Collateral Agent for the ratable benefit of the Secured Parties:

COPYRIGHTS

Copyright No.	Description of Copyright	Date of Copyright

COPYRIGHT APPLICATIONS

Copyright Application No.	Description of Copyright Applied For	Date of Copyright Application

The Obligors and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE 5(a)-2

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of June 14, 2013 (the “Security Agreement”) by and among GenCorp Inc., an Ohio corporation and the other Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) for the secured parties referenced therein (the “Secured Parties”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Collateral Agent for the ratable benefit of the Secured Parties:

PATENTS

Patent No.	Description of Patent	Date of Patent

PATENT APPLICATIONS

Patent Application No.	Description of Patent Applied For	Date of Patent Application

The Obligors and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE 5(a)-3

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of June 14, 2013 (the “Security Agreement”) by and among GenCorp Inc., an Ohio corporation and the other Obligors party thereto (each an “Obligor” and collectively, the “Obligors”) and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) for the secured parties referenced therein (the “Secured Parties”), the undersigned Obligor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Collateral Agent for the ratable benefit of the Secured Parties:

TRADEMARKS

Trademark No.	Description of Trademark	Date of Trademark

TRADEMARK APPLICATIONS

Trademark Application No.	Description of Trademark Applied For	Date of Trademark Application

The Obligors and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT A

[Form of]

ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of June 14, 2013 (as amended, modified, extended, renewed, restated, replaced or supplemented prior to the date hereof, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Gencorp  Inc., the other Obligors party thereto and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

                (i)represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

                (ii)acknowledges that the New Secured Parties have received a copy of the Security Agreement;

                (iii)irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement, the other Security Documents [and the Intercreditor Agreement] as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

                (iv)accepts and acknowledges the terms of the Security Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement, the other Security Documents and the Intercreditor Agreement applicable to holders of New Secured Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

The name and address of the representative for purposes of Section 18 of the Security Agreement are as follows:

[name and address of Additional Pari Passu Agent]

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the _____ day of _________, 20__.

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Additional Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of the Security Agreement, dated as of ________________].

U.S. Bank National Association, as Collateral Agent

By:
Name:
Title:

ACKNOWLEDGED: GENCORP INC., as Issuer

By:
Name:
Title: